[FORM OF SENIOR REGISTERED NOTE]

          REGISTERED                                             REGISTERED

          NUMBER R______                                   $_______________
                                                           CUSIP 638585 ___

THIS NOTE IS NOT A SAVINGS ACCOUNT
OR A DEPOSIT, IS NOT AN OBLIGATION
OF OR GUARANTEED BY ANY BANKING OR
NONBANKING AFFILIATE OF THE COMPANY AND
IS NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER
GOVERNMENT AGENCY.                      SEE REVERSE FOR CERTAIN DEFINITIONS
                                                  AND ADDITIONAL PROVISIONS


                               NATIONSBANK CORPORATION

                            ______% SENIOR NOTE, DUE ____

              NATIONSBANK CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to
                                                                          ,
          or registered assigns, the principal sum of _________________________ DOLLARS1 on _____________________,
          19___,2  and  to  pay  interest  on  said  principal  sum,  semi-






               1    This  form  provides  for  Notes  denominated  in,  and
          principal and interest payable in, United States dollars. The form, as used, may be modified to provide, alternatively, for Notes denominated in, and principal and interest and other amounts, if any, payable in a foreign currency or currency unit, with the specific terms and provisions, including any limitations on the issuance of Notes in such currency, additional provisions regarding paying and other agents and additional provisions regarding the calculation and payment of such currency, set forth therein.

               2 This form provides for Notes that will mature only on a specified date. If the maturity of Notes of a series may be renewed at the option of the holder, or extended at the option of the Company, the form, as used, will be modified to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the maturity may be renewed or extended, as the case may be, changes in the interest rate, if any, and requirements for notice.

          annually3    in    arrears     on    ____________________     and
          ___________________ of each year, at the rate of ___% per annum4, from the ____________ or ____________, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from ________________________, until payment of such principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a record date for the Notes (which shall be the close of business on the [last] [fifteenth] day of the calendar month next preceding an interest payment date) and before the next succeeding interest payment date, this Note shall bear interest from such interest payment date; provided, however, that if the Company shall default in the payment of interest due on such interest payment date, then this Note shall bear interest from the next preceding interest payment date to which interest has been paid, or, if no interest has been paid on the Notes, from __________________. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the record date for such interest payment date. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company in __________________ or such other places that the Company shall designate as provided in the Indenture; provided, however, that interest may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address last appearing on the Security Register of the Company relating to the Notes. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture.5


               3   This  form provides  for semi-annual  interest payments.
          The form, as used, may be modified to provide, alternatively, for annual, quarterly or other periodic interest payments.

               4 This form provides for interest at a fixed rate. The form, as used, may be modified to provide, alternatively, for interest at a variable rate or rates, with the method of determining such rate set forth therein.

               5 This form does not contemplate the offer of Notes to United States Aliens (for United States federal income tax purposes). If Notes are offered to United States Aliens, the form of Note, as used, may be modified to provide for the payment of additional amounts to such United States Aliens or, if applicable, the redemption of such Notes in lieu of payment of such additional amounts.

              Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

              Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

                                           NATIONSBANK CORPORATION,
          Attest:
                                              By:
          Secretary                            Chairman of the Board


          [CORPORATE SEAL]



          Dated


                            CERTIFICATE OF AUTHENTICATION

              This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                           BANKAMERICA    NATIONAL     TRUST
                                           COMPANY, as Trustee,


                                           [By:                           ,
                                               as Authenticating Agent]


                                           By:
                                               Authorized Signatory

                                [Reverse Side of Note]

                               NATIONSBANK CORPORATION
                         ______% SENIOR NOTE, DUE __________

              This Note is one of a duly authorized issue of Securities of the Company designated as its _____% Senior Notes, due __________ (herein called the "Notes"), limited in aggregate principal amount to $__________, issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Company and BankAmerica National Trust Company (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. [___________________________ initially has been appointed
          Security Registrar, Authenticating and Paying Agent in connection with the Notes.]

              [Except as otherwise provided herein,] the Notes of this series are not subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity.6

              [The provisions of Article Fourteen of the Indenture do not apply to Securities of this series.]

              As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.





               6 This form provides for Notes that are not subject to redemption at the option of the Company or repayment at the option of the holder. The form, as used, may be modified to provide, alternatively, for redemption at the option of the Company or repayment at the option of the holder, with the terms and conditions of such redemption or repayment, as the case may be, including provisions regarding sinking funds, if applicable, redemption prices and notice periods, set forth therein.

              The Notes are issuable only as registered Notes without coupons7 in the denominations of $______ and any integral multiple in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

              No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

              If an Event of Default (defined in the Indenture as (i) the Company's failure to pay principal of (or premium, if any, on) the Notes when due, or to pay interest on the Notes within thirty days after the same becomes due, (ii) the Company's breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within ninety days after written notice by the Trustee or by the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Company) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

              The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected by such amendment and modification. The Indenture


               7 This form provides for Notes issuable only in registered form. If Notes of a series are also issuable in bearer form, the form, as used, will be modified to the extent applicable to reflect that such Notes may also be issuable in bearer form, including but not limited to any provisions regarding the exchange of Notes issued in one form for Notes issued in the other form.

          also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

              No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

              No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

              The Notes of this series shall be dated the date of their authentication.

              All  terms used  in  this  Note  which  are  defined  in  the
          Indenture  shall  have the  meanings  assigned  to  them  in  the
          Indenture.
                                      __________

              The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM  as tenants in commonTEN ENT  as tenants by the entireties
          JT TEN       as joint tenants with  right of survivorship and not
          as tenants in common

          UNIF GIFT MIN ACT   _________ Custodian _________
                              (Cust)          (Minor)
                              under Uniform Gifts to Minors
                              Act __________ (State)



          Additional abbreviations may also be used though not in the above list.
                                      __________

             FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

                PLEASE INSERT SOCIAL SECURITY OR
           OTHER IDENTIFYING NUMBER OF ASSIGNEE



              (Name and Address of Assignee, including zip code, must be printed or typewritten.)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing


Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:





NOTICE:   The  signature to  this assignment  must correspond
with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.